For the semi-annual period ended April 30, 1998.
File number: 811-4864

                         SUB-ITEM 77-0

                           EXHIBITS

         Transactions Effected Pursuant to Rule
10f-3

I.   Prudential Equity Income Fund

1.   Name of Issuer
      Vormado Realty Trust

2.   Date of Purchase
       10/21/97

3.   Number of Securities Purchased
       300,000

4.   Dollar Amount of Purchase
       $13,500,000

5.   Price Per Unit
       $45.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Merrill Lynch, Pierce, Fenner & Smith

7.   Other members of the Underwriting Syndicate
     Goldman Sachs & Co.
     Furman Selz LLC
     Salomon Brothers, Inc.
     Smith Barney, Inc.
     UBS Securities LLC
     Bear Sterns & Co., Inc.
     BT Alex, Brown Incorporated
     Donaldson, Lufkin & Jenrette Securities
     A.G. Edwards & Sons, Inc.
     Lazard Freres & Co. LLC
     Legg Mason Wood Walker, Inc.
     Morgan Stanley & Co, Inc.
     PaineWebber Incorporated
     Prudential Securities Incorporated